EXHIBIT 24
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                           POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints William C. Mortimore his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement on Form SB-2 (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Name                             Position                    Date
----                             --------                    ----


/s/ Colleen M. Doan              Chief Financial         July 13, 1998
-------------------------------  Officer, Secretary
Colleen M. Doan                  and Treasurer



/s/ Robert T. Geras              Director                July 13, 1998
-------------------------------
Robert T. Geras



/s/ ROBERT A. BARISH, M.D.       Director                July 13, 1998
-------------------------------
Robert A. Barish, M.D.



/s/ DENNIS BROWN                 Director                July 13, 1998
-------------------------------
Dennis Brown



/s/ MICHAEL D. DUNHAM            Director                July 13, 1998
-------------------------------
Michael D. Dunham



/s/ DOUGLAS S. HARRINGTON, M.D.  Director                July 13, 1998
-------------------------------
Douglas S. Harrington, M.D.



/s/ KEVIN E. MOLEY               Director                July 13, 1998
-------------------------------
Kevin E. Moley